                                                                       EXHIBIT V

                               SECURITY AGREEMENT

                   SECURITY AGREEMENT, dated as of April 11, 1996 made by Midland International Corporation, a Delaware corporation (the "Guarantor") in favour of Octagon Capital Canada Corporation (the "Lender").

                                    RECITALS

                   Pursuant to the Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between Simmonds Capital Limited (the "Borrower") and the Lender, the Lender has agreed to make loans to the Borrower, upon the terms and subject to the conditions set forth therein, to be evidenced by the Debenture issued by the Borrower thereunder. It is a condition precedent to the obligation of the Lender to make its loans to the Borrower under the Loan Agreement that the Guarantor shall have executed and delivered a Secured Guaranty together with this Security Agreement to the Lender.

                   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to make its loans to the Borrower under the Loan Agreement, the Guarantor hereby agrees with the Lender as follows:

          1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Loan Agreement or the Secured Guaranty and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of Missouri on the date hereof are used herein as therein defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                   "Code" means the Uniform Commercial Code as from time to time in effect in the State of Missouri.

                   "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

                   "Obligations" means the unpaid principal amount of, and interest on, the Debenture and all other obligations and liabilities of the Guarantor to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, the Debenture, the Secured Guaranty, or the Security Agreement and any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs,
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expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender) or otherwise, but excluding any such obligations of the Guarantor to the Lender arising through the purchase by or assignment to the Lender of the Guarantor's obligations to third parties.

                   "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Guarantor hereby grants to the Lender a security interest in all of the following property on Schedule A hereto now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"). Notwithstanding the foregoing, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any of the foregoing which are now or hereafter held by the Guarantor to the extent that (A) the same are not assignable or capable of being encumbered as a matter of law or under the terms of any agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the other applicable party thereto and (B) such consent has not been obtained; provided, however, that such grant of security interest shall extend to, and the term "Collateral" shall include
(1) any and all proceeds of the foregoing to the extent that the assignment or encumbering of such proceeds is not so restricted and (2) upon any other applicable party's consent being obtained with respect to any of the foregoing that is otherwise excluded, thereafter the same as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest shall be included within the term "Collateral".

          3. Rights of Lender; Limitations on Lender's Obligations.

                   (a) Guarantor Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Guarantor shall remain responsible with respect to each of the Accounts, to observe and perform all the conditions and obligations to be observed and performed by it thereunder in accordance with the terms of any agreement giving rise to each such Account. The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Lender of any payment relating to such Account pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Guarantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled to any time or times.

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                   (b) Notice to Account Debtors. Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Guarantor shall notify account debtors on the Accounts that the Accounts have been collaterally assigned to the Lender and that payments in respect thereof shall be made directly to the Lender. In accordance with the Lender's customary practices, the Lender may in their own name or in the name of the Guarantor communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

                   (c) Collections on Accounts. The Guarantor shall have the sole right to collect the Accounts, except that after the occurrence and during the continuance of an Event of Default, the Lender may curtail or terminate said right and collect the Accounts as the secured party hereunder. All Proceeds constituting collections of Accounts shall be applied in the manner set forth in the Loan Agreement. If required by the Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Guarantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Guarantor in the exact form received, duly endorsed by the Guarantor to the Lender if required, in a special collateral account maintained by the Lender, subject to withdrawal by the Lender only, as hereinafter provided, and, until so turned over, shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor. If an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations as set forth in the Loan Agreement, and any part of such funds which the Lender elect not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Lender to the Guarantor or to whomsoever may be lawfully entitled to receive the same. Upon the occurrence and during the continuance of an Event of Default, at the Lender's request, the Guarantor shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts, or copies thereof if such originals are not available.

                   (d) Title to Collateral; Location of Collateral. The Guarantor represents and warrants to the Lender that it has good title to all of the Collateral, free and clear of all liens and security interests, in favor of any person or entity other than the Lender, and that the Collateral is located within the jurisdictions listed on Schedule B hereto.

          4. Covenants. The Guarantor covenants and agrees with the Lender that, from and after the date of this Security Agreement until the Obligations are paid in full:

                   (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Guarantor, the Guarantor will promptly and duly execute and deliver such

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further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Guarantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Guarantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Security Agreement.

                   (b) Indemnification. The Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Lender under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Guarantor will save, indemnify and keep the Lender harmless from and against all loss, damage or reasonable expense suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Guarantor. The foregoing indemnification shall not apply to any liabilities, costs, or expenses resulting directly from the negligence or willful misconduct or bad faith of the Lender or the Lender' failure to exercise reasonable care with respect to the Collateral in their possession as set forth in Section 8 hereof.

                   (c) Maintenance of Records. The Guarantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Lender's further security, the Guarantor hereby grants to the Lender a security interest in all of the Guarantor's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Guarantor shall turn over any such books and records to the lender or to its representatives during normal business hours at the request of the Lender.

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                   (d) Right of Inspection. The Lender shall at all times have full and free access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Guarantor, and the Lender or their representatives may examine the same, take extracts therefrom and make photocopies thereof. To the extent permitted by law, the Lender and their representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein.

                   (e) Compliance with Laws, etc. The Guarantor will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Guarantor's business except where the failure to so comply would not have a material adverse effect on the Guarantor's business or financial condition; provided, however, that the Guarantor may contest any such law, rule, regulation or order in any reasonable manner which shall not adversely affect the Lender's rights or the priority of its liens on the Collateral.

                   (f) Payment of Obligations. The Guarantor will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Guarantor's books in accordance with GAAP.

                   (g) Limitation on Liens on Collateral. The Guarantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

                   (h) Limitations on Dispositions of Collateral. The Guarantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales or other dispositions of Collateral permitted by this Agreement.

                   (i) Maintenance of Insurance. The Guarantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (ii) insuring the Guarantor and the Lender against liability for personal injury and property damage relating to such Inventory and

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Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Lender.

                   (j) Further Identification of Collateral. The Guarantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

          5. Lender's Appointment as Attorney-in-Fact.

                   (a) Powers. The Guarantor hereby irrevocably constitutes and appoints the Lender and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Guarantor and in the name of the Guarantor or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, without notice to or assent by the Guarantor, to do the following:

                             (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Guarantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other Collateral whenever payable;

                             (ii) at any time when an Event of Default shall have occurred and is continuing, to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                             (iii) Upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or

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          any thereof and to enforce any other right in respect of any
          Collateral; (E) to defend any suit, action or proceeding brought against the Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Guarantor's expense, at any time, or from time to time, all acts and things which the Lender deem necessary to protect, preserve or realize upon the Collateral and the Lender's liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Guarantor might do; and

                             (iv) at any time when an Event of Default shall have occurred and is continuing, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

This power of attorney is a power coupled with an interest and shall be irrevocable.

                   (b) Other Powers. The Guarantor also authorizes the Lender, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                   (c) No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, provided that the Lender shall be required to exercise reasonable care at all times with respect to Collateral in its possession as set forth in Section 8 hereof.

          6. Performance by Lender of Guarantor's Obligations. If the Guarantor fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate plus 5%, shall be payable by the Guarantor to the Lender on demand and shall constitute Obligations secured hereby.

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          7. Remedies. If an Event of Default shall occur and be continuing, the
Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Guarantor or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Guarantor. The Guarantor further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Guarantor's premises or elsewhere, provided that such place shall be reasonably convenient to the Guarantor. The Lender shall promptly apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in the Loan Agreement, and the Lender shall account for the surplus, if any, to the Guarantor. To the extent permitted by applicable law, the Guarantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, willful misconduct or bad faith of the Lender, or the Lender's obligation to exercise reasonable care with respect to Collateral in its possession as set forth in Section 8 hereof. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

          8. Limitation on Duties Regarding Preservation of Collateral. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to exercise reasonable care and deal with it in the same manner as the Lender deal with

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similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or otherwise.

          9. Notwithstanding anything to the contrary contained herein, Lender agrees that it shall not sell, transfer, assign, pledge, or otherwise dispose of, or cause the sale, transfer, assignment, pledge, or other disposition of, the shares of Common Stock ("Common Stock") of American Digital Communications Inc. ("ADC") constituting the Collateral unless such sale, transfer, assignment, pledge, or other disposition has been registered or is exempt under the Securities Act of 1933 (the "Securities Act") and has been registered or qualified or is exempt from registration or qualification under applicable securities laws, and Lender provides to ADC an opinion of counsel satisfactory to ADC that a sale, transfer, assignment, pledge, or other disposition of such Common Stock may be made without registration.

                   (a) Lender represents as follows:

                             (i) The interest in the Common Stock and any Common Stock that may be acquired by Lender will be acquired for Lender's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

                             (ii) Lender is sophisticated in financial matters and is able to evaluate the risks and benefits of any investment in the Common Stock;

                             (iii) The executive officers of Lender had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the interest in the Common Stock of ADC and have had full access to such other information concerning ADC Lender has requested.

                             (iv) Lender is able to bear the economic risk of any investment in the Common Stock of ADC for an indefinite period of time because the Common Stock of ADC has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                   (b) Lender acknowledges that until such time as the Common Stock has been registered for resale pursuant to the Securities Act (or an opinion of counsel reasonably satisfactory to ADC is provided that a public sale, transfer, or assignment of

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
such Common Stock may be made without registration under the Securities Act), each certificate representing the Common Stock shall be endorsed with the following legend:

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

                   (c) Lender acknowledges that ADC may place stop transfer orders against the registration or transfer of any Common Stock until such time as the requirements of the foregoing legend are satisfied.

          10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          11. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No

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
single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Security Agreement may be waived by the Lender in a written letter or agreement executed by the Lender or by telex or facsimile transmission from the Lender. This Security Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and their successors and assigns.

          15. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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
          IN WITNESS WHEREOF, the Guarantor has caused this Security Agreement to be duly executed and delivered in favour of the Lender as of the date first above written.

                                           MIDLAND INTERNATIONAL
                                           CORPORATION

                                           By: /s/ David C. O'Kell
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                           OCTAGON CAPITAL
                                           CANADA CORPORATION

                                           By: /s/ Paul Davis
                                              ---------------------------------
                                                 Name:  Paul Davis
                                                 Title: Director

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
                                   SCHEDULE A

                                   COLLATERAL

         All of the following assets of the Guarantor, wherever located and whether now owned or hereafter acquired or arising, and all proceeds therefrom, including

         (i) all of the Guarantor's inventory, goods, wares, merchandise, raw materials, supplies, work in process, finished goods, and other personal property of every kind and description held for sale or lease or furnished or to be furnished under any contract of service, and all goods which are in transit, and all returned, repossessed, and rejected goods of the foregoing description, and any other tangible personal property held by the Guarantor for licensing, processing, sale, or other business purpose or to be used, licensed, or consumed in the Guarantor's business;

         (ii) all machinery, equipment, motor vehicles, furniture, office equipment and supplies, plant equipment, tools, dies, molds, fixtures, and leasehold improvements of Guarantor, of every kind and description, wherever located and including all additions, improvements, accessions, and substitutions thereto;

         (iii) all accounts, accounts receivable, and notes receivable of the Guarantor, whether now existing or hereafter arising, as well as all right, title, and interest of the Guarantor in the goods, license rights, or services which have given rise thereto, including the rights of reclamation and of stoppage in transit and all other rights to the payment of money (including without limitation, tax refunds);

         (iv) all contracts and contract rights of the Guarantor, now existing or hereafter arising, under contracts to sell or lease goods or render services;

         (v) all insurance proceeds, whether arising out of any of the foregoing or otherwise;

         (vi) all notes, bills, drafts, acceptances, choses in action, chattel paper, instruments, and any other forms of obligations and receivables and rights to payment for credit extended and for goods sold, licensed, or leased or services rendered, whether or not earned by performance, all deposit accounts maintained by the Guarantor with any bank, trust company, investment firm or fund, or similar institutions, documents, books and records, rights in and to all goodwill, and all other general intangibles of the Guarantor, including all customer lists, causes of action, judgments, rights to performance, licenses, permits, copyrights, trademarks, servicemarks, trade secrets, trade names, patents, patent applications, patent rights, proprietary processes and related documentation, intellectual property rights, rights as a licensee to intellectual property rights, blueprints, drawings, designs, diagrams, engineering details and specifications, plans, reports, charts, catalogs, manuals, inventions, know-how, notes and memoranda,

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
technical data, and any and all concepts or ideas in any manner related to the design, development, manufacture, sale, marketing, license, lease or use of any or all goods produced or sold, licensed or leased, or services rendered by the Guarantor in its business;

         (vii) 4,230,906 shares of American Digital Communications Inc.; and

         (viii) all securities and all guaranties for, and all products, proceeds, additions, substitutions, and accessions of, any of the foregoing property.

                                   SCHEDULE B

                             LOCATION OF COLLATERAL

Midland International Corporation
1690 North Topping
Kansas City, MO 64120

                                      -15-